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                                                                    EXHIBIT 10.8

                                 MERCATA, INC.

                             SUBSCRIPTION AGREEMENT


     1. Subscription. In connection with an offering (the "Offering") of Common Stock (the "Common Stock") of Mercata, Inc. (the "Company"), the purchaser whose name appears on the signature page of this Agreement ("Purchaser"), hereby subscribes for four million (4,000,000) shares (the "Shares") at a price of ten cents ($0.10) per share.

     2. Payment. Purchaser encloses herewith its check payable to the Company in the amount equal to the total purchase price of the shares indicated in section 1 above.

     3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants that:

          3.1 Requisite Power and Authority. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the closing of the Offering. Upon their execution and delivery, this Agreement will be a valid and binding obligation of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable remedies.

          3.2 Investment Representations. Purchaser understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"). Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

               (a) Acquisition Entirely for Own Account. Purchaser is acquiring the Shares for Purchaser's own account for investment only, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

               (b) Disclosure of Information. Purchaser has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Purchaser further represents that it has had an opportunity to discuss the Company's business, management and financial affairs with the Company and to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares.

               (c) Purchaser Can Protect Its Interest and Bear Economic Risk. Purchaser has such knowledge and experience in financial and business matters that it is capable

                                       1.
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of evaluating the merits and risks of the investment in the Company and has the capacity to protect its own interest in connection with the transactions contemplated in this Agreement. Purchaser understands that it must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times Purchaser might propose. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement. Purchaser also represents it has not been organized for the purpose of acquiring the Shares.

               (d) Accredited Purchaser. Purchaser is an accredited purchaser within the meaning of Regulation D under the Act.

               (e) Restricted Securities. Purchaser understands that the Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Act, the Shares must be held indefinitely. In particular, each Purchaser is aware of the provisions of Rule 144 promulgated under the Act that the Shares may not be sold pursuant to Rule 144 unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of certain current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available.

          3.3 Transfer Restrictions. Purchaser acknowledges and agrees that the Shares are subject to restrictions on transfer.

     4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     5.   Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                                      Purchaser:


4,000,000                             By: /s/ Paul G. Allen
-----------------------                   -------------------------
Number of Shares
                                      Name: Paul G. Allen
                                            -----------------------

                                      Address:_____________________

$400,000                                      _____________________
-----------------------                       _____________________
Amount of Investment
($0.10 per Share)


     The foregoing Agreement is hereby confirmed and accepted by the Company as of October 7, 1998.

                                      Mercata, Inc.


                                      By /s/ Jon C. Engman
                                         --------------------------------------

                                      Name: Jon C. Engman
                                            -----------------------------------

                                      Title: Vice President & Treasurer
                                             ----------------------------------

                                      Address: 110 - 110th Ave. NE, Suite 390
                                              ---------------------------------

                                                Bellevue, WA 98004
                                              ---------------------------------



                                       3.